UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

FRANKLIN ELECTRIC CO., INC.
(Exact name of registrant as specified in its charter)

Indiana	0-362	35-0827455
(State of incorporation)	(Commission File Number)	(IRS employer identification no.)

9255 Coverdale Road
Fort Wayne, IN	46809
(Address of principal executive offices)	(Zip code)

(260) 824-2900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

NYL Shelf Agreement and Issuance of Floating Series A Notes.

On May 27, 2015, Franklin Electric Co., Inc. (the “Company”) entered into a new unsecured $150 million uncommitted maximum aggregate principal amount private shelf facility for a period of up to 3 years pursuant to that certain Note Purchase and Private Shelf Agreement with NYL Investors LLC, New York Life Insurance Company and New York Life Insurance and Annuity Corporation (collectively, “New York Life”) dated as of May 27, 2015 (the “NYL Shelf Agreement”). Subject to the terms and conditions set forth therein, the NYL Shelf Agreement allows the Company to issue senior promissory notes to New York Life at floating or fixed rate economic terms to be agreed upon at the time of issuance, from time to time during a three year issuance period ending May 27, 2018.

The minimum principal amount of the private shelf note that can be issued under the NYL Shelf Agreement is $5 million with an issuance fee of .10% of the aggregate principal amount of the issued shelf note, payable on the date of issuance (except the issuance fee with respect to the Floating Series A Notes (as defined below) was .15%). The NYL Shelf Agreement also provides for other fees, including a varying leverage fee payable for periods during which the ratio of the Company’s consolidated total debt to earnings before interest, taxes, depreciation and amortization is equal to or greater than 2.00 to 1.00.

The term of each note issuance under the NYL Shelf Agreement will be selected by the Company and will not exceed 12 years for fixed rate notes and 10 years for floating rate notes. The proceeds of any issuance under the NYL Shelf Agreement will be used for general corporate purposes, including the repayment of existing indebtedness.

The NYL Shelf Agreement has customary affirmative and negative covenants for agreements of these types. The affirmative covenants include delivery of financial statements, permitting of inspections of the property of the Company and its subsidiaries, maintenance of insurance, compliance with laws and most favored lender obligations. The negative covenants include limitations on loans or advances, acquisitions (including investments), and the granting of liens by the Company or its subsidiaries, as well as prohibitions on certain consolidations, mergers, sales and transfers of assets. The covenants also include financial requirements including a maximum leverage ratio of 3.50 to 1.00 and a minimum interest coverage ratio of 3.00 to 1.00. Cross default is applicable with the NYL Shelf Agreement, but only if the Company is defaulting on an obligation exceeding $10.0 million. The NYL Shelf Agreement also contains customary events of default (with customary grace periods, as applicable, for certain of those events of default). If an event of default occurs, all payment obligations under the private shelf notes outstanding plus a yield maintenance amount (if any) may be declared due and payable. For certain events of default relating to insolvency, bankruptcy or liquidation, all payment obligations under outstanding private shelf notes plus a yield maintenance amount (if any) automatically become due and payable. The covenants in the NYL Shelf Agreement are subject to a number of important exceptions and qualifications set forth therein.

All notes issued under the NYL Shelf Agreement are unsecured and rank pari passu in right of payment with the Company’s other senior unsecured indebtedness. The payment of outstanding amounts due under any notes and the performance by the Company of its obligations under the NYL Shelf Agreement have been guaranteed by certain wholly-owned U.S. subsidiaries of the Company.

Also on May 27, 2015, the Company issued $75 million of its Floating Rate Senior Notes, Series A, due May 27, 2025 (the “Floating Series A Notes”) under the NYL Shelf Agreement. The Floating Series A Notes are unsecured and rank pari passu in right of payment with the Company’s other senior unsecured indebtedness. The payment of outstanding amounts due under the Floating Series A Notes have been guaranteed by certain wholly-owned U.S. subsidiaries of the Company. The proceeds of Floating Series A Notes will be used for general corporate purposes, including the repayment of existing indebtedness.

The descriptions of the NYL Shelf Agreement and the Floating Series A Notes in this Form 8-K are a summary and are qualified in their entirety by the terms of the NYL Shelf Agreement. A copy of the NYL Shelf Agreement is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Pru Shelf Agreement.

Also on May 28, 2015, the Company entered into an unsecured $100,000,000 uncommitted maximum aggregate principal amount private shelf facility for a period of up to 3 years pursuant to that certain Third Amended and Restated Note Purchase and Private Shelf Agreement, dated as of May 28, 2015, with Prudential Investment Management, Inc. (“Prudential”) and the purchasers named therein (the “Pru Shelf Agreement”). The Pru Shelf Agreement amended and restated the Second Amended and Restated Note Purchase and Private Shelf Agreement, dated as of September 9, 2004, between the Company and Prudential and the purchasers named therein (the “2004 Shelf Agreement”). The Series B Notes that were outstanding under the 2004 Shelf Agreement in the original principal amount of $150,000,000 (with $120,000,000 owing thereunder as of May 28, 2015) became outstanding under the Pru Shelf Agreement. The minimum principal amount of the private shelf note that can be issued under the Pru Shelf Agreement is $5 million with an issuance fee of .10% of the U.S. dollar equivalent of the principal amount of the issued shelf note, payable on the date of issuance. The Pru Shelf Agreement also provides for other fees, including a varying leverage fee payable for periods during which the ratio of the Company’s consolidated total debt to earnings before interest, taxes, depreciation and amortization is equal to or greater than 2.00 to 1.00.

Any private shelf note issued under the Pru Shelf Agreement during the issuance period may have a maturity of up to 15 years, provided that the average life for each private shelf note issued is no more than 12 years after the date of original issuance. The private shelf notes may be issued in U.S. dollars or in the equivalent thereof at the time of issuance in British Pounds and Euros. The proceeds of any issuance under the Pru Shelf Agreement will be used for general corporate purposes, including the repayment of existing indebtedness.

The Pru Shelf Agreement has customary affirmative and negative covenants for agreements of these types. The affirmative covenants include delivery of financial statements, permitting of inspections of the property of the Company and its subsidiaries, maintenance of insurance, compliance with laws and most favored lender obligations. The negative covenants include limitations on loans or advances, acquisitions (including investments), and the granting of liens by the Company or its subsidiaries, as well as prohibitions on certain consolidations, mergers, sales and transfers of assets. The covenants also include financial requirements including a maximum leverage ratio of 3.50 to 1.00 and a minimum interest coverage ratio of 3.00 to 1.00. Cross default is applicable with the Pru Shelf Agreement, but only if the Company is defaulting on an obligation exceeding $10.0 million. The Pru Shelf Agreement also contains customary events of default (with customary grace periods, as applicable, for certain of those events of default). If an event of default occurs, all payment obligations under the private shelf notes outstanding plus a yield maintenance amount (if any) may be declared due and payable. For certain events of default relating to insolvency, bankruptcy or liquidation, all payment obligations under outstanding private shelf notes plus a yield maintenance amount (if any) automatically become due and payable. The covenants in the Pru Shelf Agreement are subject to a number of important exceptions and qualifications set forth therein.

All notes issued under the Pru Shelf Agreement are unsecured and rank pari passu in right of payment with the Company’s other senior unsecured indebtedness. The payment of outstanding amounts due under any notes and the performance by the Company of its obligations under the Pru Shelf Agreement have been guaranteed by certain wholly-owned U.S. subsidiaries of the Company.

The description of the Pru Shelf Agreement in this Form 8-K is a summary and is qualified in its entirety by the terms of the Pru Shelf Agreement. A copy of the Pru Shelf Agreement is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in response to Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit Number	Description
4.1	Note Purchase and Private Shelf Agreement by and among the Company, NYL Investors LLC and the purchasers named therein.
4.2	Third Amended and Restated Note Purchase and Private Shelf Agreement by and among the Company, Prudential Investment Management, Inc. and the purchasers named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN ELECTRIC CO., INC.
(Registrant)

Date: June 2, 2015	By	/s/ John J. Haines
John J. Haines
Vice President and Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
4.1	Note Purchase and Private Shelf Agreement by and among the Company, NYL Investors LLC and the purchasers named therein.
4.2	Third Amended and Restated Note Purchase and Private Shelf Agreement by and among the Company, Prudential Investment Management, Inc. and the purchasers named therein.